SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 MAGNA-LAB INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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

                              [LOGO] MAGNA-LAB INC.

                       6800 Jericho Turnpike, Suite 120W,
                             Syosset, New York 11797
                                  516-393-5874

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                 AUGUST 21, 2001

TO THE SHAREHOLDERS OF MAGNA-LAB INC.:

      Notice is hereby given that the Annual Meeting of Shareholders of Magna-Lab Inc., a New York corporation (the "Company"), will be held at the Sheraton Colonial, 1 Auburn Road, Wakefield, Massachusetts 01880, on Tuesday, August 21, 2001 at 11:00 a.m. local time (the "Meeting"), for the following purposes:

      1.    To consider and vote upon the election of seven directors;

      2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock to 120,000,000;

      3.    To approve an amendment to the Company's 1992 Stock Option Plan;

      4. To ratify the appointment of Rothstein Kass & Company, P.C. as independent auditors of the Company; and

      5. To transact such other business as may properly be presented at the Meeting or any adjournments thereof.

      The close of business on July 25, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will not be closed.

      All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors of the Company to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                         By the order of the Board of Directors,


                                         Daniel M. Mulvena
                                         Chairman of the Board

Dated: August 1, 2001

                                 MAGNA-LAB INC.
                       6800 Jericho Turnpike, Suite 120W,
                             Syosset, New York 11797
                                  516-393-5874

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Magna-Lab Inc., a New York Corporation (the "Company"), for the Annual Meeting of Shareholders to be held at the Sheraton Wakefield, 1 Audubon Road, Wakefield, Massachusetts 01880, on Tuesday August 21, 2001 at 11:00 a.m., local time, and for any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given or the shareholder votes by ballot at the Meeting, thereby canceling any proxy previously given.

      If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted and if a choice is specified in the proxy, the shares represented thereby will be voted in accordance with the directions thereon. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors", for the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Class A Common Stock to 120,000,000, for the amendment to the Company's 1992 Stock Option Plan, and for the ratification of Rothstein Kass & Company, P.C. as independent auditors for the Company.

      The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's shareholders is August 1, 2001.

      Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

                                     VOTING

      Only holders of shares of Class A Common Stock, par value $.001 per share, and Class B Common Stock, par value $.001 per share (collectively, the "Shares"), of record as at the close of business on July 25, 2001 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date there were issued and outstanding 70,278,796 shares of Class A Common Stock and 380,142 shares of Class B Common Stock. Each outstanding share of Class A Common Stock and Class B Common Stock is entitled to one vote and five votes, respectively, upon all matters to be acted upon at the Meeting. A majority in interest of the voting power of the outstanding Shares represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the voting power of the outstanding Shares is necessary to elect the nominees as directors. The affirmative vote of a majority of the outstanding voting power of the Shares is necessary to approve the proposed amendment to the Company's Restated Certificate of Incorporation, to approve the proposed amendment to the 1992 Stock Option Plan and the affirmative vote of the majority of the outstanding voting power of the Shares represented at the Meeting is necessary to ratify Rothstein Kass & Company, P.C. as the independent auditors for the Company. The Shareholders vote at the Meeting by casting ballots (in person or by proxy) which will be tabulated by a person appointed by the Board of Directors before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of Shares present at the Meeting for quorum purposes but broker non-votes are not counted in the tabulation of the votes cast on proposals presented to shareholders. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the shareholder may interpret such action differently.

                             SOLICITATION OF PROXIES

      The solicitation of proxies hereby is being made by the Company. The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other materials enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, employees and consultants may solicit proxies by telephone or other means of communication. The Company, through its transfer agent, will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to Shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such Shares and will reimburse them for their reasonable expenses in forwarding the proxy material.

                            1. ELECTION OF DIRECTORS

      At the Meeting, seven directors will be elected by the shareholders to serve until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

      The following sets forth the names and ages of the seven nominees for election to the Board of Directors, their respective principal occupations or employment during the past five years and the period during which each has served as a director of the Company.

      Daniel M. Mulvena has been the Company's Chairman since March 1998 and a consultant to the Company since February 1997. Additionally Mr. Mulvena was Chief Executive Officer of the Company from March 1998 until January 1, 2001. Mr. Mulvena devotes such time as is necessary to the business and affairs of the Company. Mr. Mulvena is Chairman of the Board of EcoCath, Inc., a publicly traded medical technology company and serves as a consultant to and/or on the Boards of several privately-held and publicly-held medical technology companies including publicly-held companies Thoratec Corporation, Zoll Medical Corporation and Cambridge Heart. Mr. Mulvena is the principal owner of Commodore Associates, a private firm providing consulting services to medical technology companies.

      Mr. Mulvena has served in various capacities at Boston Scientific Corporation, a publicly traded corporation that manufactures and sells minimally invasive medical products ("BSC"), from 1992 through 1995 including as Vice-President and General Manager and ultimately as Group Vice-President Cardio/Cardiology responsible for Mansfield, Cardiac Assist and Mansfield Electrophysiology Divisions of BSC. From 1989 through 1991, Mr. Mulvena was Chairman, President and Chief Executive Officer of, and from 1991 through 1992 was a consultant to, Lithox Systems, Inc., a developer and manufacturer of medical devices. From 1980 to 1989, Mr. Mulvena served as President of Bard Implants and Bard Cardiosurgery, all divisions of C.R. Bard, Inc. C.R. Bard, Inc. is a leading worldwide manufacturer of medical devices. Mr. Mulvena has served as Co-Chairman of the Board of Directors of Life Medical Sciences, a publicly traded corporation engaged in the research and development of technologies for use in medical applications.

      John R. Geisel has been Chief Executive Officer and a Director of the Company since January 2001. From December 1999 until it's acquisition by Cardiac Science, Inc. in June 2000, Mr. Geisel served as Chief Executive Officer of Cadent Medical Corporation, an early-stage medical device company focused on developing personal, wearable defibrillators for patients who are at risk of sudden cardiac arrest.

      From 1988 to January 1999, Mr. Geisel served as President of Datex-Engstrom, a U.S. subsidiary of a Finnish manufacturer of anesthesia monitors. From 1986-1988, Mr. Geisel worked at Puritan-Bennett, a global manufacturer of respiratory care products, and was promoted to General Manager of the company's Spirometer & Monitor division in 1987. Mr. Geisel also held positions in sales and sales management at Nellcor, a start-up company that developed the market for pulse oximetry monitors and sensors. Mr. Geisel started his career in the medical industry with the Hewlett-Packard Medical Products Group, where he held various positions in marketing and sales.

      Lawrence A. Minkoff, Ph.D., a founder of the Company, is presently the Company's President and Chief Scientific Officer and has also served as its Chairman of the Board and Chief Executive Officer from inception in

February 1991 until March 1998. From October 1989 until February 1991, Dr. Minkoff has served as President and a director of Minkoff Research Labs, Inc. ("MRL"), a privately held company engaged in the development of MRI technology. Dr. Minkoff continues as President of MRL. MRL is a shareholder of the Company and prior to the formation of the Company conducted the development activities relating to certain of the Company's technology. From July 1978 to October 1989, Dr. Minkoff was an executive vice-president of Fonar Corporation, a publicly traded corporation engaged in developing and commercializing the use of Magnetic Resonance Imaging for scanning the human body. Dr. Minkoff served as a member of its Board of Directors from January 1985 to February 1989.

      J. M. Feldman, has been a Vice President and Director of the Company since January 2000. For more than the past five years Mr. Feldman has been a financial advisor employed by various firms in the brokerage industry.

      Jonathan Adereth has served as a Director and strategic consultant to the Company since July 2000. Mr. Adereth was CEO and President of Elscint Ltd., a New York Stock Exchange traded medical imaging company, from 1994 until 1998. Prior to that he was involved in progressively more responsible positions within Elscint since his joining that firm in 1972. In 1998 the assets of Elscint were sold to Marconi Medical Inc. and to GE Medical Systems. Mr. Adereth is currently a partner of InnoMed Venture Capital, a member of the Jerusalem Global Ventures, Chairman of the Board and CEO of Carmel Biosensors Ltd. and a Director at Medivision - Ophthalmic Imaging Systems Ltd. and at Eliav - Oncology Imaging Systems Ltd. He is also founder and a major shareholder of Techbridge Medical Ltd., a worldwide network for distribution of medical products developed in Israel. In addition, Mr. Adereth acts as a strategic consultant to a number of High Tech Medical Equipment companies in Israel, including Ultraguide Ltd. and Smartlight Ltd.

      Joel S. Kanter, has served as a Director of the Company since March 1998. Mr. Kanter has served as President of Windy City, Inc., a privately held investment firm, since July 1986. Mr. Kanter has also served as President of Chicago Advisory Group, Inc., a privately held private equity financing and consulting company since its inception in November 1999. From 1995 to November 1999, Mr. Kanter served as the Chief Executive Officer and President of Walnut Financial Services, Inc., a publicly traded company. Walnut Financial's primary business focus was the provision of different forms of financing to small business, including equity financing to start-up and early stage development companies, bridge financing to small and medium-sized companies, and later stage institutional financing to more mature enterprises.

      Mr. Kanter serves on the Board of Directors of several public companies including Encore Medical Corporation, I-Flow Corporation, Mariner Post Acute Network, Inc., and THCG, Inc., as well as a number of private concerns. He is Chairman of the Coalition to Stop Gun Violence. He is also a member of the Board of Trustees of The Langley School, it's Treasurer, and the Chairman of its Finance Committee.

      Seymour Kessler, D.P.M. has served as a Director of the Company since January 2000. For more than the past five years Dr. Kessler has been a Managing Director of RKP Capital Partners, LLC a private investment bank specializing in small to medium size companies. Dr. Kessler received his Doctorate of Podiatric Medicine from Illinois College of Podiatric Medicine in 1954 and has had a long career as a practicing Podiatric Surgeon as well as banker, investor and corporate executive. He is a Board Certified Diplomat of the American Board of Ambulatory Foot Surgery and the American Board of Podiatric Orthopedics. Dr. Kessler is the developer of the "Kessler/Wilson Osteotomy", a minimally invasive surgery and a co-founder and past president of the Academy of Foot and Ankle Surgery. Dr. Kessler has served as CEO of Princeton Dental Management Corp. and as a member of the Board of Directors of several banks in the Chicago area. He has also served as a Director of RealShares, Inc., an NASD member firm.

      The Company maintains key-person life insurance coverage in the face amount of $5,000,000 for Dr. Lawrence A. Minkoff naming the Company as beneficiary under such policy.

General Information Concerning the Board of Directors and its Committees

      The Board of the Company met eleven times in the fiscal year ended February 28, 2001. The New York Business Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of three or more directors. The Board annually elects from its members the Executive Committee, the Audit Committee and the Compensation Committee. During the last fiscal year each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he served.

      Executive Committee. The Executive Committee was formed in January 2000. The Executive Committee was formed to provide a forum for continuous communication about issues of strategy, development, finance and operations affecting the Company. The Executive Committee is empowered to convene between Board meetings to undertake matters which are more efficiently acted upon by a smaller group than the entire Board. The Executive Committee is composed of Messrs. Mulvena, Minkoff, Kessler and Feldman. The Executive Committee met two times during the fiscal year ended February 28, 2001.

      Audit Committee. The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is currently composed of three directors, Mr. Kanter, Chair, and Messrs. Adereth and Kessler. The Audit Committee met three times during the fiscal year ended February 28, 2001.

      Compensation Committee. The Compensation Committee reviews and recommends to the Board remuneration arrangements and compensation plans for the Company's officers and key employees and consultants. The Compensation Committee also administers the 1992 Stock Option Plan. The Compensation Committee is composed of two directors, presently Mr. Kessler, Chair, and Mr. Kanter. The Compensation Committee met three times during the fiscal year ended February 28, 2001.

      All Directors of the Company are elected by the shareholders, or in the case of a vacancy, are elected by the Directors then in office, to hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualify or until their earlier resignation or removal.

      PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's Class A and Class B Common Stock as of July 25, 2001 for (i) each of the Company's directors and the executive officers named in the Summary Compensation Table set forth below in this Proxy Statement,
(ii) each person known by the Company to own beneficially 5% or more of the outstanding shares of any class of its voting securities and (iii) all directors and executive officers as a group.

                                                                                      Percentage
                                                         Number of                  Total Class A
                                          Class of         Shares       Percent      and Class B     Percentage of
Name and Address                          Common        Beneficially       of          Common         Total Voting
of Beneficial Owner (1)                   Stock (2)       Owned(3)      Class(3)        Stock(3)      Power (2)(3)
-----------------------                   ---------       --------     ---------     -----------     ------------

Daniel M. Mulvena  (4)(5)                 Class A        1,150,000        1.6%          1.6%             1.6%
Lawrence A. Minkoff, Ph.D. (4)(5)         Class A        1,850,000        2.6%
                                          Class B         238,915         62.7%
                                                          -------
                                                         2,088,915                      2.9%             4.1%
                                                         ---------
Allen Perres (4)(5)                       Class A        3,500,000        4.7%          4.7%             4.6%
Joel Kanter (4)(5)(6)                     Class A        1,616,754        2.3%          2.3%             2.2%
Jonathan Adereth (4)(5)                   Class A        1,250,000        1.6%          1.6%             1.6%
Irwin M. Rosenthal (4)(5)(8)              Class A        1,062,848        1.5%          1.5%             1.5%
Kenneth C. Riscica (4)(5)                 Class A         874,166         1.2%          1.2%             1.2%
J.M. Feldman (4)(5)                       Class A         150,000         0.2%          0.2%             0.2%
Seymour Kessler (4)(5)                    Class A         150,000         0.2%          0.2%             0.2%
John R. Geisel (4)(5)                     Class A            0             0%            0%               0%
Noga Investments in Technology Ltd. (7)   Class A        30,772,727       43.8%         43.6%            42.6%
All Executive  Officers and Directors as  Class A        10,415,920       13.0%
a Group (7 persons)                       Class B         238,915         62.7%
                                                          -------
                                                                                        13.2%            14.1%

(see following page for notes)

----------

The information presented in the table above is based solely upon reports furnished to the Company and filed by the respective holders under the Securities Exchange Act of 1934 and has not been otherwise independently verified by the Company. To the extent that any holders have not timely filed required reports, the Company would not be in a position to know the current holdings of such persons.

(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Class B Common Stock is entitled to five votes per share but is otherwise substantially identical to the Class A Common Stock, which has one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(3) Based upon 70,278,140 shares of Class A common stock and 380,798 shares of Class B common stock outstanding at July 25, 2001 and reflecting as outstanding, with respect to the relevant owner, the shares which that beneficial owner could acquire upon exercise of options which are presently exercisable or will become exercisable within the next 60 days.

(4) The address for Messrs. Mulvena, Geisel, Minkoff, Adereth, Perres, Riscica, Feldman, Kessler, Rosenthal and Kanter is c/o Magna-Lab Inc., 6800 Jericho Turnpike, #120W, Syosset, NY 11791.

(5) Includes currently exercisable options to purchase the following shares of Class A Common Stock; Mr. Mulvena, 1,150,000, Mr. Geisel, 0, Mr. Minkoff, 1,850,000, Mr. Adereth, 1,250,000, Mr. Riscica 874,166, Mr. Feldman,
      150,000, Mr. Kessler, 150,000, Mr. Rosenthal, 800,000 and Mr. Kanter, 150,000. Excludes options which are currently not exercisable as follows:
      Mr. Mulvena, 400,000, Mr. Geisel, 3,900,000, Mr. Minkoff, 600,000, Mr.
      Riscica 313,333, Mr. Adereth, 1,250,000.

(6) Includes the holding of The Kanter Family Foundation and Windy City Associates to which Mr. Kanter does not have sole voting or investment power.

(7) The address for Noga Investments in Technology Ltd. is 6 Azoran Street, South Industrial Zone, P.O. Box 8471, Netaninya, Israel.

      Mr. Rosenthal served as a Director until September 28, 2000. Includes 103,920 shares held by Magar, Inc., of which Mr. Rosenthal is believed to be a stockholder, and to which Mr. Rosenthal does not have sole voting authority.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      The Company believes, based solely on review of copies of such reports furnished to the Company, that Section 16(a) filing requirements applicable to the Company's officers and directors and greater than ten percent shareholders have been complied with during the last fiscal year.

                             EXECUTIVE COMPENSATION

      The following tables set forth certain information relating to compensation paid or accrued by the Company for the past three fiscal years to its Chief Executive Officer and its executive officers whose cash paid compensation exceeded $100,000 for the year ended February 28, 2001 (the "Named Executive Officers"). Only those columns which call for information applicable to the Company or the Named Executive Officers for the periods indicated have been included in such tables.

Summary Compensation Table

                                                                                                Long Term
                                                  Year          Annual                         Compensation
                                                  Ended      Compensation                        Options/
Name & Principal Position                        Feb. 28      Salary ($)       Bonus ($)         SAR (#)
-------------------------                        -------      ----------       ---------         -------

Daniel Mulvena, Chairman of the Board             2001         $185,000(a)        --               --
                                                  2000         $106,765           --            1,300,000
                                                  1999         $114,757           --               --

John R. Geisel, Chief Executive Officer           2001           33,333(b)        --            3,900,000

Lawrence  A.  Minkoff,   Ph.D.,  President  and
Chief Scientific Officer                          2001         $195,000                            --
                                                  2000         $125,833(c)    $100,000(c)       2,200,000
                                                  1999         $112,000           --               --

J. M. Feldman, Vice President and Director        2001         $256,500           --               75,000
                                                  2000           --               --               75,000
                                                  1999           --               --               --

Kenneth C. Riscica, Treasurer and Secretary       2001         $129,625           --               --
                                                  2000          $61,550           --            1,000,000
                                                  1999          $41,400           --               --

Allen Perres, Vice President                      2001          $84,000          $100,000           --
                                                  2000          $80,000           --            3,500,000
                                                  1999           --               --               --
-------------

(a) In addition, Mr. Mulvena was paid approximately $68,256 during the fiscal year ended February 28, 2001 for services of marketing and operations consultants retained to assist the Company with operating, regulatory and pre-market activities.

(b) Mr. Geisel began employment with the Company on January 1, 2001 at an annual salary of $200,000 and the amount reflected in the above table reflects two months' compensation.

(c) During the fiscal year ended February 29, 2000, Dr. Minkoff's salary was adjusted from $112,000 per annum to $195,000 per annum and he was awarded a performance bonus of $100,000, which was paid during May 2000.

Option/SAR Grants in Last Fiscal Year

      The following table sets forth information with respect to options granted during the last fiscal year to the Named Executive Officers of the Company.

Individual Grants

                                                        % of Total
                                                       Options/SARs       Exercise
                                     Options/           Granted to           or
                                       SARs            Employees in      Base Price
Name                                Granted(#)          Fiscal Year       ($/share)     Expiration Date
----                                ----------          -----------       ---------     ---------------
Daniel M. Mulvena                        --                 --               --               --

John R. Geisel                        3,900,000             54%            $0.25       975,000, 12/31/06
                                                                                       975,000, 12/31/07
                                                                                       975,000, 12/31/08
                                                                                       975,000, 12/31/09

Lawrence A. Minkoff, Ph. D.              --                 --              --                --

J.R. Feldman                           75,000                1%            $0.25           12/31/05

Allen Perres                             --                 --              --                --

Kenneth C. Riscica                       --                 --              --                --

-----------------

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

      The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers during the fiscal year ended February 28, 2001 and the value of unexercised options held by them at the fiscal year-ended February 28, 2001.

                                                                   Number of         Value of Unexercised
                                    Shares                        Unexercised            In-the Money
                                   Acquired                     Options/SARs at          Options/SARs
                                      on                           F/Y End (#)           at F/Y End ($)
                                   Exercise       Value          Exercisable/            Exercisable/
                                      (#)       Realized($)      Unexercisable         Unexercisable(1)
                                      ---       -----------      -------------         ----------------
Daniel M. Mulvena                      0            $0         1,150,000/400,000       $195,500/$68,000
John R. Geisel                         0            $0            0/3,900,000             $0/$546,000
Lawrence A. Minkoff, Ph. D.            0            $0         1,850,000/600,000       $315,500/$102,000
J.R. Feldman                           0            $0             150,000/0              $23,250/$ 0
Allen Perres                       3,500,000    $1,287,000             0                     $0/$0
Kenneth C. Riscica                     0            $0          874,166/313,332        $146,500/$53,000

---------------
(1) Based on a closing bid price of $0.39 per share of Class A Common Stock on February 28, 2001, less the exercise price.

Employment Agreements

      The Company has a consulting agreement with Mr. Mulvena and an employment agreement with Mr. Geisel. Under the consulting agreement with Mr. Mulvena, he is to be paid $1,700 per day of consulting time for him or for associates he brings to the service of the Company. The agreement extends through April 1, 2004. In additional, Mr. Mulvena is reimbursed for his medical insurance and reasonable expenses incurred on behalf of the

Company and contains provisions for payments in the event of termination (one prior years' fees). Mr. Mulvena is eligible for an annual bonus. Effective January 1, 2001, the Company has entered into a four year employment agreement with Mr. Geisel calling for annual salary of $200,000, reimbursement of medical insurance and reasonable expenses and contains provisions for payments in the event of termination. Mr. Geisel is eligible for an annual bonus of up to 40% of his base compensation based upon annually set objectives. Dr. Minkoff is employed by the Company pursuant to a November 1999 agreement calling for compensation at the rate of $195,000 commencing at January 1, 2000 and he received a performance bonus of $100,000 in the fiscal year ended February 29, 2000, which was paid in May 2000. Dr. Minkoff is reimbursed for expenses incurred on behalf of the Company and is eligible for and annual bonus. Mr. Riscica provide services to the Company pursuant to an agreement with Riscica Associates, Inc., as amended in November 1999, which calls for payment based upon time expended on the affairs of the Company at the rate of $1,000 per day, reimbursement for expenditures made on behalf of the Company, eligibility for annual bonus and certain payments in the event of termination. Mr. Perres is compensated based upon a base salary and incentive compensation related to his efforts in raising capital for the Company. Mr. Feldman is compensated based upon his efforts related to raising capital for the Company. See "Certain Relationships and Related Transactions."

Directors' Compensation

      Beginning on January 1, 2001, the Company pays its Directors who do not receive ongoing compensation from the Company, a retainer of $10,000 in annual cash compensation (payable quarterly) for attendance at Board and committee meetings. In addition, the Company has a consulting agreement with Mr. Adereth to provide strategic marketing and management consulting to the Company at the rate of $4,000 per month, adjusted for certain additional time which is billed at $500 per day. Mr. Adereth is also reimbursed for expenses incurred on behalf of the Company and is entitled to certain payments in the event of early termination. In addition, Mr. Adereth was awarded options to purchase 2,500,000 shares of Class A common stock at $0.49 per share vesting in six-month increments from July 2000 through July 2002. Directors may be reimbursed for expenses incurred by them in acting as a Director or as a member of any committee of the Board of Directors.

      During each of the fiscal years ended February 28, 2001 and February 29, 2000, each of Mssrs. Feldman, Kanter and Kessler were granted options to purchase 75,000 shares at $0.25 and 75,000 at $0.22, respectively, and Mr. Rosenthal (who served as a Director until September 28, 2000) was granted an option to purchase 300,000 and 225,000 shares, at $0.22 and $0.25, respectively, prior to November 16, 2004 and September 19, 2005, respectively. Such options are fully vested.

                              CERTAIN TRANSACTIONS

      In December 1999, the Company entered into a letter agreement with Noga Investments in Technology Ltd (successor in interests to Noga Electrotechnica Limited, "Noga") pursuant to which Noga agreed to purchase $3,000,000 worth of common stock at $0.22 per share payable in installments over a five month period ending May 2000. To secure its commitment, Noga paid $250,000 as a non-refundable deposit. In January and February 2000, Noga purchased a total of $500,000 worth of common stock toward its commitment. In May 2000, the agreement was amended to permit the balance to be paid by July 27, 2000 in exchange for an additional $100,000 to be paid by Noga to the Company as an additional non-refundable deposit to secure the timely payment of the balance ($2,150,000). According to the letter agreement, as amended, the Company agreed to provide Noga with an option to purchase 3,500,000 shares of the Company's common stock at $0.02 per share and an option (the"Listing Option"), exercisable prior to July 27, 2000, to purchase the number of additional shares that are necessary to satisfy the requirements for listing of the Company's stock on the NASDAQ SmallCap market. The Company also agreed that for a period of two years from the date of this letter agreement, Noga has the right to nominate a number of directors to the Company's board such that the total number of non-Noga nominated directors exceeds the number of Noga-nominated directors by one. Mr. Feldman was designated by Noga as its initial nominee. Additionally, the Company agreed that any payment or withdrawal from the Company's bank account of at least $2,000 requires the approval of Mr. Feldman. In March 2000, the Company and Noga agreed that Noga would not have the right to nominate any additional directors to the Company's Board until the completion of its $3,000,000 financing commitment was completed. Upon such completion of financing, Mr. Adereth became a Noga designated member. The Company has agreed to hold meetings of its board at least once per month or at such intervals as is reasonably acceptable to the Noga-nominated directors.

      In July 2000, in exchange for new investment undertakings by Noga, the Company and Noga agreed to replace Noga's Listing Option with (a) Noga's commitment to purchase for $3,000,000, and (b) the commitment by an officer of the Company to purchase for $2,000,000 (after a portion is offered first to certain investors and management), an aggregate 22,727,272 shares of Class A Common Stock of the Company. Noga's $3,000,000 investment has been made and $500,000 of the amount offered first to management and existing investors has been made, leaving a remaining commitment of $1,500,000 by an officer of the Company which has not been made by the deadline, as amended, in March 2001. On March 26, 2001, Noga offered to fulfill the remaining $1,500,000 commitment and the Board of Directors decided to accept such offer.

      In December 1999, the Company entered into a letter agreement (as subsequently amended) with Mr. Perres, an officer of the Company, in connection with Mr. Perres' assistance in raising financing for the Company in its $2,000,000 private placement. Under the agreement, as amended, the Company agreed to elect Mr. Kessler as a member of its board to fill a vacancy. The Company also agreed to nominate Mr. Perres as a director in the event that Mr. Perres assists the Company in raising funds in excess of $2,000,000 in its private placement. Additionally, the Company has agreed that any increase in the size of its board must be approved by Messrs. Perres and Kessler so long as they are directors. Mr. Perres was invited to join the Board of Directors and has declined the invitation. Under the letter agreement, as amended, the Company agreed to create an Executive Committee consisting of Messrs. Kessler, Minkoff, and Mulvena. The Company agreed to pay Mr. Perres for his services a base salary of $90,000 per year and to provide him with options to purchase 3,500,000 shares of the Company's common stock at $0.02 per share.

      Mr. Minkoff, a director and officer of the Company, received a performance bonus of $100,000 during fiscal year ended February 29, 2000 which was paid during May 2000. Mr. Perres, an officer of the Company received a performance bonus of $100,000 during the fiscal year ended February 28, 2001. See "Item 10. Executive Compensation for a description of other compensation arrangements with management."

      There are no other material transactions with related parties during the two fiscal years ended February 29, 2000. Transactions between the Company and its Directors, officers and principal shareholders are approved by the disinterested directors of the Company and determined to be on terms no less favorable than those available from independent third parties.

              2. APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND
                RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                       THE NUMBER OF AUTHORIZED SHARES OF
                       CLASS A COMMON STOCK TO 120,000,000

      The Board has unanimously adopted a resolution to submit to the shareholders a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, par value $.001 per share, from 100,000,000 to 120,000,000. Approval of such an amendment is necessary in order to ensure a continued adequate supply of Class A Common Stock for future issuances, including for issuances in connection with possible future financing transactions and option grants.

      The Company presently has 70,278,796 shares of Class A common stock and outstanding. An additional 20,650,824 shares of Class A common stock are issuable as follows: (i) 6,818,182 shares upon satisfaction of the financing arrangements described under Certain Transactions above, (ii) 13,452,500 shares upon exercise of outstanding options and (iii) 380,142 shares issuable upon conversion of Class B shares to Class A. If all of the foregoing shares were issued, the Company would have outstanding approximately 90,929,620 shares of Class A Common stock, approximately 9,070,380 under the currently available authorized amount. Without an increase in the authorized shares, the Company may not be able to raise sufficient additional capital to support its business development plans. Without the availability of additional capital, the Company would need to significantly alter its development plans.

      Approval of the proposed increase in authorized shares will generally empower the directors of the Company to issue the additional shares without first obtaining shareholder approval. Except as described herein, the Company has no plans or proposals to use any portion of the additional shares that would be made available upon adoption of the proposed amendment. The equity interests of current shareholders will be significantly diluted upon the issuance of the proposed additional authorized common stock, whether such issuance occurs in the pending transactions or in the future transactions. In limited circumstances, such as certain types of mergers and business combinations, shareholders would be entitled, under New York law, to vote on transactions involving the issuance of additional shares. The Company is not presently subject to the rules of a securities exchange or association, such as Nasdaq, that require shareholder approval prior to issuing securities in certain types of transactions.

      In addition to the authorized common stock, the Company's Restated Certificate of Incorporation authorizes the issuance of a maximum of 5,000,000 shares of preferred stock on terms which may be fixed by the Company's Board of Directors without further shareholder action. The terms of any series of preferred stock which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the common stock. No preferred stock has been issued to date and the Company has no current plans to issue such preferred stock. The issuance of such preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their shares of common stock, or otherwise dilute the rights of holders of common stock. The proposal to increase the authorized shares has not been submitted as a result of or in response to any accumulation of stock or threatened takeover. The Company has no present plans to implement measures having antitakeover effects following adoption of the proposed amendment.

      The full text of paragraph 1 of Article Third of the Company's Restated Certificate of Incorporation is proposed to be amended in its entirety as follows:

            "THIRD:

            1. The aggregate number of shares which the Corporation shall have the authority to issue is one hundred twenty eight million seven hundred fifty thousand (128,750,000), divided into three classes:
            (i) five million (5,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock"), (ii) three million seven hundred fifty thousand (3,750,000) shares of Class B common shares, $.001 par value per share (the "Class B Common Stock"), and (iii) one hundred twenty million shares of Class A common stock, $.001 par value per share (the "Class A common stock")."

      If the proposed amendment is approved, the additional shares of Class A Common Stock of the Company shall entitle holders thereof to identical rights, privileges and duties as present holders of the Company's Class A Common Stock. The shares of Class A Common Stock do not have any preemptive rights with respect to the issuance of Class A Common Stock of the Company.

Recommendation and Vote Required

      The Board has approved the amendment to the Restated Certificate of Incorporation. Adoption of the amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock. If it is adopted, the amendment will become effective as soon after the Meeting as practicable upon filing of the Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of the State of New York.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 "FOR" APPROVAL OF THE AMENDMENT TO THE AMENDED
                    AND RESTATED CERTIFICATE OF INCORPORATION

            3. PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION PLAN

      The Board of Directors has adopted an amendment to the 1992 Stock Option Plan, subject to the approval of shareholders pursuant to Section 22 of the Plan, to increase the total number of shares of Class A Common Stock with respect to which options and SARs may be granted thereunder to [20],000,000 shares (the "Amendment"). At July 25, 2001, options to purchase a total of 13,452,500 shares were outstanding under the 1992 Stock Option Plan, leaving 547,500 shares available for future option grants under the Plan. In connection with the hiring of new employees in the near term, the Company intends to grant options covering the full amount of the currently available share. The Amendment will enable the 1992 Stock Option Plan to continue to achieve its purpose to retain and motivate the human resources of the Company.

      In December 1992, the Directors of the Company adopted, and the shareholders of the Company approved, the 1992 Stock Option Plan. The purpose of the 1992 Stock Option Plan is to enable the Company to attract and retain competent employees, to make service on the Board of Directors of the Company more attractive to present and prospective non-employee directors and to provide a means to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative, and efforts the financial success and growth of the Company largely depend.

      The complete text of the 1992 Stock Option Plan, as proposed to be amended by the Amendment (which is reflected in Section 2(a) thereof), will be furnished, upon request, without charge to each person whose proxy is being solicited. The complete text of the Plan as amended at the 1994 Annual Meeting of Shareholders was set forth in Exhibit A to the Proxy Statement for that meeting. The following summary of material features of the 1992 Stock Option Plan as proposed to be amended by the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1992 Stock Option Plan.

      The 1992 Stock Option Plan may be administered by either the Board or a committee (the "Committee") of two or more Directors appointed by the Board. Members of the Committee must be "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Board or the Committee, as the case may be, shall determine, among other things, the recipients of grants, whether a grant will consist of incentive stock options ("ISOs"), non qualified stock options or SARs (in tandem with an option or free-standing) or combination thereof, and the number of shares to be subject to such options. In the event that a duly constituted Committee is not in existence at any time the Board of Directors is to administer the 1992 Stock Option Plan.

      Options designated as ISOs may be granted only to officers and key employees and consultants of the Company. Directors who are not otherwise employees of the Company shall not be eligible to be granted ISOs pursuant to the Plan. SARs and options designated as non-qualified options may be granted to
(i) officers and key employees of the Company, or (ii) agents, medical advisors and directors of and consultants to the Company, whether or not otherwise employees of the Company.

      In determining the eligibility of an individual to be granted an option or SAR, as well as in determining the number of shares to be optioned to any individual, the Board of Directors or the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company and such other factors as the Board of Directors or the Committee may deem relevant.

      The 1992 Stock Option Plan provides for the granting of ISOs to purchase the Company's Class A Common Stock at not less than the fair market value on the date of the option grant and the granting of nonqualified options and SARs at such price as shall be determined by the Board of Directors or the Committee. SARs granted in tandem with an option have the same exercise price as the related option. The closing bid price of the Class A Common Stock on the OTC Bulletin Board on July 25, 2001 was $0.__. The 1992 Stock Option Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years from the date of grant. No option or SAR may be granted under the 1992 Stock Option Plan after ten years from the effective date of the 1992 Stock Option Plan and no option or SAR may be outstanding for more than ten years after its grant.

      Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, by check or, under certain circumstances, in shares of the Company's Class A or Class B Common Stock, or in any combination thereof. The 1992 Stock Option Plan permits the Company to lend to the holder of an option funds sufficient to pay the exercise price. SARs which give the holder the privilege of surrendering such rights for the appreciation in the Class A Common Stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or Committee, as the case may be in cash, Class A Common Stock, or in any combination thereof. The exercise of an SAR granted in tandem with an option cancels the option to which it related with respect to the same number of shares as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally, options and SARs may be exercised while the recipient is performing services for the Company and within three months after termination of such services provided the term has not expired. In the event that the employment of an option holder terminates due to death or disability, the option or SAR may generally be exercised by the holder or the holder's beneficiary until twelve months after termination of employment provided that the term of the option or SAR at such time has not expired. In the event an option holder is terminated for cause or for breach of an employment agreement, the option or SAR will terminate on the date the holder ceases to perform services for the Company.

      The 1992 Stock Option Plan may be terminated at any time by the Board of Directors, which may also amend the 1992 Stock Option Plan, except that without shareholder approval it may not increase the number of shares subject to the 1992 Stock Option Plan or change the class of persons eligible to receive options and SARs under the 1992 Stock Option Plan.

      Plan Benefits

      The specific future benefits or amounts to be received by executive officers and employees under the 1992 Stock Option Plan as proposed to be amended by the Amendment is not determinable.

      Federal Income Tax Consequences

      Neither the receipt nor the exercise of an ISO is a taxable event, and if the optionee does not dispose of stock acquired under an ISO prior to the expiration of the requisite holding periods, any gain resulting from the sale of the stock is long term capital gain. In such case the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. However, the amount by which the fair market value of shares at the time of exercise of the option exceeds the option price will constitute an item of tax preference for purposes of the alternative minimum tax. The statutory holding period is at least two years from the date the ISO is granted and one year from the date the optionee receives his shares of Class A Common Stock pursuant to the exercise. If the stock is disposed of before the end of the statutory holding period, the lesser of the difference between the exercise price and the fair market value of the stock on the date of exercise or the total amount of gain realized on the sale must be reported by the optionee as ordinary income and the Company is entitled to a tax deduction in that amount. The remaining gain, if any, is taxed to the optionee as long or short-term capital gain.

      The receipt of a nonqualified stock option issued under the 1992 Stock Option Plan will not result in any taxable income to the optionee or a tax deduction to the Company at the time the option is granted. Generally, the optionee will recognize ordinary income at the time the nonqualified stock option is exercised in an amount equal to the excess of the fair market value on the date of exercise of the shares received over the exercise price, and the Company will be entitled to a tax deduction of an equal amount in the year the optionee recognizes such income. The optionee will have a tax basis for his shares equal to their fair market value at the time the optionee recognizes ordinary income and any additional gain or loss recognized by the optionee on disposition of the shares will generally be a short or long term capital gain or loss and will not result in any additional tax deduction to the Company.

      The holder of an SAR will not realize any taxable income upon the grant of such right. The holder will realize ordinary income in the tax year in which payment is realized in an amount equal to the amount of cash and/or the then fair market value of the shares of Class A Common Stock received upon exercise, and the Company will normally be entitled to a tax deduction for an equal amount for the same year.

      Further Information

      To become effective, the Amendment requires the affirmative vote of a majority of the outstanding voting power of the Company's Shares.

      The Board recommends that the shareholders vote FOR the proposal to approve the Amendment.

                   4. RATIFICATION OF THE INDEPENDENT AUDITORS

      Rothstein Kass & Co., P. C. has served as the Company's independent accountants for the fiscal years ended February 28, 1992 through 2001. The Company has requested that a representative of Rothstein Kass & Company, P.C. attend the Meeting. Such representative will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

      The Board of Directors of the Company recommends a vote FOR the ratification of Rothstein Kass & Company, P. C. as the independent auditors for the Company.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

      The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The Company believes each of the members of the Audit Committee to be independent as defined under the NASD rules. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

      The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      The Committee serves an oversight role to the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, communications with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are "independent" under applicable rules.

      In this context, the Audit Committee has had communications with management and Rothstein Kass & Company, P.C. Management represented to the Audit Committee that the audited financial statements of Magna-Lab Inc. contained in the Company's Annual Report on Form 10-KSB for the year ended February 28, 2001, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Rothstein Kass & Company, P.C. matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

      The Audit Committee has received and reviewed the written disclosures and the letter from Rothstein Kass & Company, P.C. required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Rothstein Kass & Company, P.C. the firm's independence.

      Based upon the Audit Committee's communications with management and the independent auditors, and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Magna-Lab Inc.'s Annual Report on Form 10-KSB for the year ended February 28, 2001, as filed with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Company's Board of Directors:

Joel S. Kanter, Chairman
Jonathan Adereth
Seymour Kessler

                             AUDIT AND RELATED FEES

      Fees for the last annual audit were $20,500, and all other fees were approximately $15,000, including audit-related services of approximately $12,500 and non-audit services of approximately $1,500. Audit-related services generally include fees for quarterly reviews, accounting and reporting consultations and SEC registration statements. Non-audit services primarily include tax services.

      The Audit Committee has considered whether the services provided under all other fees are compatible with maintaining Rothstein Kass & Company, P.C.'s independence.

                      SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2002 annual meeting, such proposals must be received by the Company not later than March 6, 2002. Proposals should be directed to the attention of the Secretary of the Company.

                          ANNUAL REPORT ON FORM 10-KSB

      The Company has enclosed with this Proxy Statement to each person whose proxy is being solicited a copy of the Company's annual report on Form 10-KSB for the fiscal year ended February 28, 2001, including the financial statements, but excluding the exhibits.

                                        By the order of the Board of Directors,


                                        Daniel M. Mulvena
                                        Chairman of the Board

Dated: August 1, 2001

                                    Exhibit A

                                 Magna-Lab Inc.
                             Audit Committee Charter

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of three directors, as determined by the Board, all of which shall be independent of the management of the corporation and free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All members of the Committee shall be able to read and understand fundamental financial statements, including our Company's balance sheet, statement of operations and statement of cash flows. To the extent practicable, at least one member should have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Statement of Policy/Responsibilities

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the financial management of the corporation and the independent auditors. The Audit Committee's primary responsibilities are to:

      Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

      Review and appraise the audit efforts of the Corporation's independent accountants.

      Provide an open avenue of communication among the financial and senior management, independent auditors and the Board of Directors.

Activities of the Committee

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with requirements.

In carrying out its responsibilities, the audit committee will:

      Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation.

      Communicate with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. Such communications can include in-person meetings, written reports and telephonic and electronic communications.

      Review with the independent auditors the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

      Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

      Review summaries of the financial information to be included in the Company's quarterly reports on Form 10-QSB for each quarter and communicate with management and the auditors about the results of the independent auditors Statement on Auditing Standards No. 61, "Communication with Audit Committees."

      Provide opportunity for the independent auditors to meet with the members of the audit committee without members of management present.

      Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

      Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                   Appendix 1

                             1992 STOCK OPTION PLAN

                                 MAGNA-LAB INC.

      1. Purpose of the Plan.

      The purpose of the Magna-Lab Inc. 1992 Stock Option Plan (the "Plan") is to promote the interests of Magna-Lab Inc., a New York corporation (the "Company") and its shareholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company more attractive to present and prospective non-employee directors of the Company and to provide a means to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative, and efforts the financial success and growth of the Company largely depend. This Plan and the grant of any option or stock appreciation right hereunder shall be effective upon approval by the Board of Directors and shareholders of the Company.

      2. Stock Subject to the Plan.

            (a) The total number of shares of the authorized but unissued or treasury shares of the Class A Common Stock, $.001 par value per share, of the Company ("Common Stock") for which options and stock appreciation rights ("SARs") may be granted under the Plan shall be 14,000,000, subject to adjustment as provided in Section 14 hereof.

            (b) If an option granted or assumed hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan, provided, however, that shares as to which an option has been surrendered in connection with the exercise of a related SAR will not again be available for subsequent option or SAR grants under the Plan.

            (c) Stock issuable upon exercise of an option or SAR granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

      3. Administration of the Plan.

            (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). No member of the Board shall act upon any matter exclusively affecting any option or SAR granted or to be granted to himself or herself under the Plan. The decision of the Board as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board may, in its sole discretion, grant options to purchase shares of the Company's Common Stock, grant SAR's and issue shares upon exercise of such options and SAR's, as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option and SAR agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option or SAR agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board may, in its discretion, delegate its power, duties and responsibilities to a committee, consisting of two or more members of the Board, all of whom are "disinterested persons" (as hereinafter defined). If a committee is so appointed, all references to the Board herein shall mean and relate to such committee, unless the context otherwise requires. For the purposes of the Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualified as a "disinterested person" within the meaning of paragraph (c)(2) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as such term is interpreted from time to time.

      4. Type of Options.

      Options granted pursuant to the Plan shall be authorized by action of the Board (or a committee designated by the Board) and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Board. Options designated as incentive stock options that fail to continue to meet the requirements of
Section 422 of the Code shall be redesignated as non-qualified options automatically on the date of such failure to continue to meet the requirements of Section 422 of the Code without further action by the Board.

      5. Eligibility.

      Options designated as incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted incentive stock options pursuant to the Plan. SARs and options designated as non-qualified options may be granted to (i) officers and key employees of the Company or of any of its subsidiaries, or (ii) agents, medical advisors and directors of and consultants to the Company, whether or not otherwise employees of the Company.

      In determining the eligibility of an individual to be granted an option or SAR, as well as in determining the number of shares to be optioned to any individual, the Board shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant.

      6. Restrictions on Incentive Stock Options.

      Incentive stock options (but not non-qualified options) granted under this Plan shall be subject to the following restrictions:

            (a) Limitation on Number of Shares. Ordinarily, the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are granted, (determined as of the date the incentive stock options are granted), exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation, and any such options issued subsequently in the same calendar year, shall be treated as a non-qualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under this Plan and all such other plans.

            (b) Ten Percent (10%) Shareholder. If any employee to whom an incentive stock option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the following special provisions shall be applicable to the incentive stock options granted to such individual:

            (i) The option price per share subject to such incentive stock options shall be not less than 110% of the fair market value of the stock determined at the time such option was granted. In determining the fair market value under this clause (i), the provisions of Section 8 hereof shall apply.

            (ii) The incentive stock option shall have a term expiring not more than five (5) years from the date of the granting thereof.

      7. Option Agreement.

      Each option and SAR shall be evidenced by an agreement (the "Agreement") duly executed on behalf of the Company and by the grantee to whom such option or SAR is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. No option or SAR shall be granted within the meaning of the Plan and no purported grant of any option or SAR shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. More than one option and SAR may be granted to an individual.

      8. Option Price.

            (a) Subject to the conditions set forth in Section 8(d) hereof, the option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Board.

            (b) Subject to the conditions set forth in Sections 8(d) and 6(b) hereof, the option price or prices of shares of the Company's Common Stock for incentive stock options shall be at least the fair market value of such Common Stock at the time the option is granted as determined by the Board in accordance with the Regulations promulgated under Section 422 of the Code.

            (c) If shares of the Company's Common Stock are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the mean between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board.

            (d) Prior to the effective date of the Company's contemplated initial public offering, the Company may not grant options to purchase more than 142,500 shares of Common Stock. Such options, if any, so granted must be granted at an exercise price per share of not less than the per share initial public offering price of the Common Stock (without giving any value to warrants which may be issued in conjunction with Common Stock in such initial public offering). "Initial public offering" means an underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended ("1933 Act"), covering the offer and sale of equity securities of and for the account of the Company.

      9. Manner of Payment; Manner of Exercise.

            (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of any class of common stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of common stock of the Company owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board, unless such condition is waived by the Board. The fair market value of any shares of the Company's common stock which may be delivered upon exercise of an option shall be determined by the Board in accordance with Section 8 hereof.

            (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after thirty (30) days but not more than ninety (90) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

      10. Exercise of Options and SARs.

      Each option and SAR granted under the Plan shall, subject to Section 11(b) and Section 13 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option or SAR granted under the Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that an option or SAR is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than one hundred (100) full shares of Common Stock. The exercise of an option shall result in the cancellation of the SAR to which it relates with respect to the same number of shares of Common Stock as to which the option was exercised.

      11. Term of Options and SARs; Exercisability.

            (a) Term.

            (i) Each option shall expire not more than ten (10) years from the date of the granting thereof, except as (a) otherwise provided pursuant to the provisions of Section 6(b) hereof, and (b) earlier termination as herein provided.

            (ii) Except as otherwise provided in this Section 11, an option or SAR granted to any grantee who ceases to perform services for the Company or one of its subsidiaries shall terminate on the earlier of the last day of the third month or ninety days after the date such grantee ceases to perform services for the Company or one of its subsidiaries, or on the date on which the option or SAR expires by its terms, whichever occurs first.

            (iii) If the grantee ceases to perform services for the Company because of dismissal for cause or because the grantee is in breach of any employment agreement, such option or SAR will terminate on the date the grantee ceases to perform services for the Company or one of its subsidiaries.

            (iv) If the grantee ceases to perform services for the Company because the grantee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option or SAR shall terminate on the last day of the twelfth month from the date such grantee ceases to perform services for the Company, or on the date on which the option or SAR expires by its terms, whichever occurs first.

            (v) In the event of the death of any grantee, any option or SAR granted to such grantee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option or SAR expires by its terms, whichever occurs first.

      (b) Exercisability.

            (i) Except as provided below, an option or SAR granted to a grantee who ceases to perform services for the Company or one of its subsidiaries shall be exercisable only to the extent that such option or SAR has accrued and is in effect on the date such grantee ceases to perform services for the Company or one of its subsidiaries.

            (ii) An option or SAR granted to a grantee who ceases to perform services for the Company or one of its subsidiaries because he or she has become permanently disabled, as defined above, shall be exercisable with respect to the full number of shares covered by such option or SAR.

            (iii) In the event of the death of any grantee, the option or SAR granted to such grantee may be exercised with respect to the full number of shares covered thereby, whether or not under the provisions of Section 10 hereof the grantee was entitled to do so at the date of his or her death, by the estate of such grantee, or by any person or persons who acquired the right to exercise such option or SAR by bequest or inheritance or by reason of the death of such grantee.

      12. Options Not Transferable.

      The right of any grantee to exercise any option or SAR granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and any such option or SAR shall be exercisable during the lifetime of such grantee only by him. Any option or SAR granted under the Plan shall be null and void and without effect upon the bankruptcy of the grantee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option or SAR.

      13. Terms and Conditions of SARs.

            (a) An SAR may be granted separately or in connection with an option (either at the time of grant or at any time during the term of the option).

            (b) The exercise of an SAR shall result in the cancellation of the option to which it relates with respect to the same number of shares of Common Stock as to which the SAR was exercised.

            (c) An SAR granted in connection with an option shall be exercisable or transferable only to the extent that such related option is exercisable or transferable.

            (d) Upon the exercise of an SAR related to an option, the holder will be entitled to receive payment of an amount determined by multiplying

                  (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related option from the fair market value of a share of Common Stock on the date of exercise of such SAR (as determined by the Board of Directors), by

                  (ii) The number of shares as to which such SAR is exercised.

            (e) An SAR granted without relationship to an option shall be exercisable as determined by the Board of Directors, but in no event after ten years from the date of grant.

            (f) An SAR granted without relationship to an option will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying:

                  (i) The difference obtained by subtracting the fair market value of a share of Common Stock on the date the SAR was granted (which for the six month period following the effective date of the initial public offering shall not be less than the per share initial public offering price of the Common Stock (without giving any value to warrants which may be issued in conjunction with Common Stock in the initial public offering), from the fair market value of a share of Common Stock on the date of exercise of such SAR (as determined by the Board), by

                  (ii) The number of shares as to which such SAR is exercised.

            (g) Notwithstanding subsections (d) and (f) above, the Board may limit the amount payable upon exercise of an SAR. Any such limitation shall be determined as of the date of grant and noted on the instrument evidencing the SAR granted.

            (h) At the discretion of the Board, payment of the amount determined under subsections (d) and (f) above may be made solely in whole shares of Common Stock valued at their fair market value on the date of exercise of the SAR (as determined by the Board), or solely in cash, or in a combination of cash and shares. If the Board decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

            (i) Neither an SAR nor an option granted in connection with an SAR granted to a person subject to Section 16(b) of the Act may be exercised before six months after the date of grant.

      14. Recapitalization, Reorganizations and the Like.

      In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options and SARs may be granted under the Plan and as to which outstanding options and SARs or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event; such adjustment in outstanding options and SARs shall be made without change in the total price applicable to the unexercised portion of such options and SARs and with a corresponding adjustment in the exercise price per share.

      In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options and SARs in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor. Upon receipt of such consideration, the options and SARs shall immediately terminate and be of no further force and effect. The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Board of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 8 hereof.

      The Board shall also have the power and right to accelerate the exercisability of any options or SARs, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under
Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options.

      A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding.

      Upon dissolution or liquidation of the Company, all options and SARs granted under this Plan shall terminate, but each grantee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option or SAR to the extent then exercisable.

      If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

      No fraction of a share shall be purchasable or deliverable upon the exercise of any option or SAR, but in the event of any adjustment hereunder in the number of shares covered by the option or SAR shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

      15. No Special Employment Rights.

      Nothing contained in the Plan or in any option or SAR granted under the Plan shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option or SAR. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time.

      16. Withholding.

      The Company's obligation to deliver shares upon the exercise of any non-qualified option or SAR granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and optionee may agree to withhold shares of Common

Stock purchased upon exercise of an option or SAR to satisfy the above-mentioned withholding requirements; provided, however, no such agreement may be made by a grantee who is an "officer" or "director" within the meaning of Section 16 of the Exchange Act, except pursuant to a standing election to so withhold shares of Common Stock purchased upon exercise of an option, such election to be made not less than six months prior to such exercise and which election may be revoked only upon six months prior written notice.

      17. Restrictions on Issuance of Shares.

            (a) Notwithstanding the provisions of Section 9, the Company may delay the issuance of shares covered by the exercise of an option or SAR and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

            (i) The shares with respect to which such option or SAR has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

            (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

            (b) It is intended that all exercises of option and SARs shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

      18. Purchase for Investment; Rights of Holder on Subsequent Registration.

      Unless the shares to be issued upon exercise of an option or SAR granted under the Plan have been effectively registered under the 1933 Act, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option or SAR unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option or SAR for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

      In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an option or SAR shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each grantee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      19. Loans.

      At the discretion of the Board, the Company may loan to the optionee some or all of the purchase price of the shares acquired upon exercise of an option granted under the Plan.

      20. Modification of Outstanding Options and SARs.

      Subject to limitations contained herein, the Board may authorize the amendment of any outstanding option or SAR with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

      21. Approval of Shareholders.

      The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of shareholders in accordance with the laws of the State of New York, within twelve
(12) months after the adoption of the Plan by the Board and shall take effect as of the date set forth in Section 1. The Board may grant options and SARs under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

      22. Termination and Amendment of Plan.

      Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the effective date of the Plan, which shall be the date the Plan is duly adopted by the Board and approved by the shareholders of the Company. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, (i) the Board may not, without the approval of the shareholders of the Company obtained in the manner stated in Section 21, increase the maximum number of shares for which options and SARs may be granted or change the designation of the class of persons eligible to receive options and SARs under the Plan, and (ii) any such modification or amendment of the Plan shall be approved by a majority of the shareholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or applicable NASD or exchange listing requirements. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option or SAR theretofore granted to him or her.

      23. Limitation of Rights in the Underlying Shares.

      A holder of an option or SAR shall not be deemed for any purpose to be a stockholder of the Company with respect to such option or SAR except to the extent that such option or SAR shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder.

      24. Notices.

      Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business's attention: President, and, if to the holder of an option or SAR, to the address as appearing on the records of the Company.

                                      PROXY

                                 MAGNA-LAB INC.

          This Proxy is solicited on behalf of the Board of Directors.

      The undersigned, revoking all previous proxies, hereby appoints Daniel M. Mulvena and Kenneth C. Riscica, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Magna-Lab Inc. (the "Company"), held of record by the undersigned on July 25, 2001, which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on August 21, 2001, at 11:00 A.M. at the Sheraton Colonial, 1 Auburn Road, Wakefield, Massachusetts, 01880, and any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting.

      The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's 2000 Annual Report.


1.  ELECTION OF DIRECTORS                 FOR all nominees below except as marked to the contrary below     |_|
                                          WITHOUT AUTHORITY to vote for all nominees listed below           |_|

                                          1. Daniel M. Mulvena,  2. John  R. Geisel, 3. Lawrence A. Minkoff,
                                          4. J.M. Feldman, 5. Jonathan Adereth, 6. Joel S. Kanter  7. Seymour Kessler,

INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee's name.

2. FOR |_|  AGAINST |_|  ABSTAIN |_|  Proposal to amend the Company's Reststed Certificate of Incorporation to increase the number of authorized shares of Class A common stock to 120,000,000.

3. FOR  |_| AGAINST |_|  ABSTAIN |_|  Proposal to amend the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder to 20,000,000.

 (Continued and to be signed on the reverse side)

(Continued from reverse side)

4. FOR |_|  AGAINST |_|  ABSTAIN |_|  Appointment of Rothstein Kass, & Company, LLP as independent auditors for the Company.

5. FOR |_|  AGAINST |_|  ABSTAIN |_|  In their discretion, on such other matters as may properly come before the meeting.

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF MANAGEMENT NOMINEES, "FOR" PROPOSALS 2, 3, 4 & 5 AND OTHERWISE AT THE DISCRETION OF THE PROXIES

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY
|_|  I plan to attend the Annual Meeting.


                        Dated: _________________________________ , 2001

                        ________________________________
                        Signature of Shareholder(s)

                        Please sign exactly as your name or names appear on this proxy. Joint owners should both sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. Corporations or partnerships should sign the full corporation or partnership name by a duly authorized officer or person.